EXHIBIT 10.2

AMENDMENT NO. 1
TO
EXECUTIVE EMPLOYMENT AGREEMENT

        This Amendment No. 1 to Executive Employment Agreement (this “Amendment”), is entered into as of this 6th day of August, 2009 (the “Effective Date”), by and between TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”) and LARRY DYNE (“Executive”).

RECITALS

A.	On June 18, 2008, the Company and Executive entered into an Executive Employment Agreement (the “Agreement”) pursuant to which the Company retained the services of Executive.

B.	The parties desire to amend Exhibit A of the Agreement as set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings this Agreement contains, the parties hereto hereby agree as follows:

1.	Certain Definitions. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Agreement.

2.	Amendment to Agreement. The Agreement is hereby amended as set forth in paragraph (a) below. Except as specifically amended hereby, the other terms and conditions in the Agreement shall continue in full force and effect, notwithstanding the execution and delivery of this Amendment. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment, and as used in the Agreement, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

(a)	Effective for all periods commencing from and after January 1, 2009, Exhibit A of the Agreement is hereby amended in its entirety to read as set forth on Exhibit A attached hereto.

3.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

4.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(Signatures on Following Page)

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Company: TALON INTERNATIONAL, INC. By: /s/ Ray Musci Ray Musci Chairman of the Compensation Committee	Executive: /s/ Larry Dyne Larry Dyne

EXHIBIT A

Management Incentive Program

        Commencing with fiscal year 2009 and for each fiscal year during the Term thereafter during which Executive is performing services to the Company, the Company shall maintain a Management Incentive Program, pursuant to which the Company will determine an incentive fund (the “MIP Fund”) each fiscal year for payment to Executive and such other non-commissioned members of management of the Company as mutually agreed upon by the CEO and the Board (collectively, the “Other Management Participants”). Subject to the minimum MIP Bonus, if any, Executive is entitled to receive as set forth below, the allocation of the MIP Fund to Executive and the Other Management Participants shall be mutually agreed upon by the CEO and the Board. The portion of the MIP Fund, if any, payable to Executive as a bonus for any fiscal year is referred to herein as the MIP Bonus.

        For fiscal year 2009, the MIP Fund shall be an amount equal to twelve percent (12%) of the Company’s EBITDA for such fiscal year. For purposes hereof and subject to the terms of this Exhibit A, “EBITDA” means earnings before interest, taxes, depreciation and amortization calculated based on the Company’s audited consolidated financial statements for the applicable fiscal year in question prepared in accordance with generally accepted accounting principles in the United States. Notwithstanding the foregoing, the calculation of EBITDA shall exclude (i) any payment or accruals charged to earnings under the MIP fund; (ii) non-cash stock based compensation charges; (iii) any severance payments to either Executive or any other officers (or former officers) of the Company; (iv) any charges resulting from the disposition or asset impairment of any of the Company’s assets, tangible or intangible to the extent such assets were recorded or acquired by the Company prior to January 1, 2006; and (v) any non-recurring costs associated with equity or debt modification or compliance. Executive shall be entitled to receive a MIP Bonus equal to thirty percent (30%) of the MIP Fund, if any, for fiscal year 2009.

        For each fiscal year after 2009, the MIP Fund shall be based upon performance criteria established by the Board and the CEO for each of such fiscal years. Each fiscal year, management of the Company shall submit a budget to the Board, including a budgeted profit and loss statement, cash flow statement and balance sheet for such fiscal year by quarter, which shall be reviewed, modified (if applicable) and ultimately approved by the Board (the “Budget”). At the time such Budget is approved, but not later than February 15th of the fiscal year in question, the applicable performance criteria for determination of the MIP Fund shall also be established by mutual agreement of the CEO and the Board. Such performance criteria shall be based upon actual results for the fiscal year and shall be structured to reasonably result in a target bonus for Executive (based upon Executive’s participation in the MIP Fund) of $125,000 if the established performance criteria or targeted results are achieved. The MIP Fund shall be structured so that Executive shall be eligible to earn from 0% to 200% of such target amount each fiscal year, based upon a sliding scale determined from the performance criteria.

        The MIP Bonus, if any, shall be payable in cash not later than April 15 of the year immediately following the fiscal year for which such MIP Bonus is calculated.

Exhibit A-1